Exhibit 8.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES OF

QUDIAN INC.

(as of December 31, 2023)

Subsidiaries	Jurisdiction of Incorporation
QD Technology Limited	British Virgin Islands
Fast Horse Inc.	Cayman Islands
Fast Horse Express Limited	British Virgin Islands
Qufenqi (HK) Limited	Hong Kong
QD Data Limited	Hong Kong
LAST MILE EXPRESS PTY LTD	Australia
Qufenqi (Ganzhou) Information Technology Co., Ltd.* 趣分期(赣州)信息技术有限公司	PRC
Xiamen Happy Time Technology Co., Ltd.* 厦门快乐时代科技有限公司	PRC
Xiamen Qudian Technology Co., Ltd.* 厦门趣店科技有限公司	PRC
F&H Express PTY LTD	Australia
Xiamen Qudian Financial Lease Co., Ltd.* 厦门趣店融资租赁有限公司	PRC

Consolidated Variable Interest Entities (“VIEs”)	Jurisdiction of Incorporation
Beijing Happy Time Technology Development Co., Ltd.* 北京快乐时代科技发展有限公司	PRC
Ganzhou Qudian Technology Co., Ltd.* 赣州趣店科技有限公司	PRC

Subsidiaries of Consolidated VIEs	Jurisdiction of Incorporation
Ganzhou Happy Fenqi Network Service Co., Ltd.* 赣州快乐分期网络服务有限公司	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.